EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Incara Pharmaceuticals Corporation of our reports dated December 5, 2003 relating to the financial statements of Incara Pharmaceuticals Corporation and Incara Development, Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

May 26, 2004